UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

     Washington, D.C. 20549
_______________________________

     FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 17, 2008

VOXWARE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-021403	36-3934824
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

300 American Metro Blvd., Suite 155, Hamilton, NJ	08619
(Address of Principal Executive Offices)	(Zip Code)

     (609) 514-4100
(Registrant's telephone number,
including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry into a Material Definitive Agreement.

     On November 17, 2008, Voxware, Inc., a Delaware corporation (the “Company”), entered into the Waiver and Third Loan Modification Agreement (the “TLMA”) with Silicon Valley Bank (“SVB”) that amended the Company’s existing credit facility, including its $1,500,000 revolving line of credit (the “Revolver”), $1,500,000 Non-Formula Term Loan (the “Term Loan”) and $600,000 revolving equipment line of credit (the “Equipment Revolver”). Pursuant to the TLMA, funds available under the Revolver are now reduced by amounts outstanding under the Term Loan and Equipment Revolver (the “Term Loan Reserve”). As of November 17, 2008, the Term Loan Reserve was $1,067,387 and the amounts outstanding under the Revolver was $0. Amounts outstanding under the Revolver, Term Loan and Equipment Revolver will now bear interest at a rate equal to the greater of 7% and the prime rate of interest, plus 3%. After two consecutive quarters of profitability, the TLMA provides that the Term Loan Reserve will automatically reduce to $0. In addition, the TLMA waives the Company’s previous non-compliance with certain covenants requiring minimum levels of profitability during the quarter ended September 30, 2008, and establishes revised covenants for future minimum levels of liquidity and results of operations. Consistent with the existing credit facility, Verbex Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of the Company (“Verbex”), continues to be obligated to SVB under an existing guaranty and security agreement in favor of SVB.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
10.1	Waiver and Third Loan Modification Agreement, dated as of November 17, 2008, by and between Voxware, Inc. and Silicon Valley Bank.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOXWARE, INC.

By:	/s/ William G. Levering, III
William G. Levering, III
Chief Financial Officer

Dated: November 20, 2008